UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Ohr Pharmaceutical, Inc. (the “Company”) held on March 31, 2014, as adjourned to and completed on April 11, 2014, the Company’s stockholders approved the Ohr Pharmaceutical, Inc. 2014 Stock Incentive Plan (the “Plan”). The results of the stockholder vote on the Plan are set forth further below under Item 5.07 of this Current Report on Form 8-K.

A description of the Plan is included as part of Proposal #2 in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on March 7, 2014, as amended on March 28, 2014, and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as Exhibit 10.42 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on March 31, 2014, as adjourned to and completed on April 11, 2014.  A total of 13,723,487 shares of Common Stock, representing approximately 68.7% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1:   All of the nominees for director were elected to serve a three-year term until the 2017 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
June Almenoff	6,911,068	8,508	6,803,911
Thomas Riedhammer	6,912,082	7,494	6,803,911

Proposal 2:   The Company's stockholders approved the 2014 Ohr Pharmaceutical, Inc. Stock Incentive Plan by the votes set forth in the table below:

For	Against	Withheld	Broker Non-Votes
6,764,524	144,767	500	6,813,696

Proposal 3:   The Company's stockholders approved the ratification of the issuance of warrants to consultants by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
6,833,281	76,070	6,441	6,807,695

  Proposal 4:   The appointment of MaloneBailey LLP as the Company's independent registered public accountants for fiscal 2014 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstain
13,661,032	35,647	26,808

Proposal 5:   The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company’s Proxy Statement by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
6,850,906	41,082	23,804	6,807,695

Proposal 6:   The Company's stockholders approved, on an advisory basis, the advisory vote on the compensation of the Company’s named executive officers to occur every three years, rather than every year or every two years, by the votes set forth in the table below:

1 year	2 years	3 years	Broker Non-Votes
13,566	83,055	5,904,155	7,722,711

.

Item 8.01 Other Events

On April 11, 2014, the Company completed the registered direct offer and sale by the Company of an aggregate of 1,800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $10.00 per share in a privately negotiated transaction in which no party is acting as an underwriter. The net proceeds to the Company were approximately $16.7 million after deducting offering expenses payable by the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.42	2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.

By:	/s/ Irach Taraporewala
Name:	Dr. Irach Taraporewala
Title:	President and CEO
Dated:	April 14, 2014